UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On December 20, 2005, James D. Minix announced his retirement as Chief Executive Officer of Colony Bankcorp, Inc. (“Colony”), effective January 15, 2006. Mr. Minix will continue to serve on the Board of Directors of Colony.

(c)	On December 20, 2005, the Board of Directors of Colony appointed Al D. Ross (41) as Chief Executive Officer of Colony to replace retiring James D. Minix, effective January 15, 2006. Mr. Ross has served as President and Chief Operating Officer of Colony since December, 2004 and served as Executive Vice President of Colony from January, 2003 to December, 2004 and served as Senior Vice President of Colony from May, 2002 to January, 2003. He also has served as President and Chief Executive officer of Colony Bank Southeast since May, 2001. Mr. Ross’ responsibilities included supervision of operations for all Colony banking subsidiaries. Mr. Ross serves as a Director of Colony Bank Southeast, Colony Bank of Fitzgerald, Colony Management Service, Inc. and Chairman of Georgia First Mortgage Company. Mr. Ross has been a Director of Colony since January, 2005.

The press release announcing Mr. Minix’s retirement and Mr. Ross’ appointment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statement, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1      Press Release dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: December 21, 2005	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer